Exhibit 23.1

                          DAVIS ACCOUNTING GROUP, P.C.
                       A Certified Public Accounting Firm
         1957 West Royal Hunte Drive, Suite 150, Cedar City, Utah 84720
                       (435) 865-2808 o FAX (435) 865-2821

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Mr. Lavi Krasney, President, CEO and Director
Mr. Asher Zwebner, Treasurer, CFO and Director
CDoor Corp.
20A Rehov Sharei Torah
Bayit Vegan, Jerusalem
Israel 96387

Dear Messrs. Krasney and Zwebner,

                   CONSENT OF REGISTERED INDEPENDENT AUDITORS

We hereby consent to the incorporation in the Annual Report of CDoor Corp. on Form 10-KSB of our report on the financial statements of the Company as its registered independent auditors dated March 15, 2006, as of and for the periods ended December 31, 2005, and cumulative from inception (November 18, 2004) through December 31, 2005. We further consent to the reference to us in the section Changes In and Disagreements on Accounting and Financial Disclosures.

Respectfully submitted,

/s/  Davis Accounting Group P.C.

Cedar City, Utah,
March 30, 2006.